TERMINATION AGREEMENT
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     THIS  TERMINATION  AGREEMENT  (the  "Agreement")  is  made and entered into
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effective  as  of  April  19,  2005, by and between FALCON NATURAL GAS CORP.., a
Nevada corporation (the "Company"), and CORNELL CAPITAL PARTNERS, LP, a Delaware
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limited  partnership  (the  "Investor").
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                                    Recitals:
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     WHEREAS,  on  November 19, 2004, the Company and Investor entered into that certain Standby Equity Distribution Agreement, as well as the related Registration Rights Agreement, Placement Agent Agreement and Escrow Agreement of even date therewith (together with the Standby Equity Distribution Agreement, the "Transaction Documents");
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     NOW,  THEREFORE,  in consideration of the promises and the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.   Termination.  The  Transaction  Documents are hereby terminated, as are the
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     respective  rights  and  obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

2.   Payment  of  Fees.  Notwithstanding  the  termination  of  the  Transaction
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     Documents,  the  Company shall pay to the Investor the Investor's Shares as the commitment fee as outlined in Section 12.4(b)(ii) of the Standby Equity Distribution Agreement and the compensation outlined in Section 2A of the Placement Agent Agreement. The parties acknowledge that such shares have previously been issued to the Investor and the Placement Agent.

                     [SIGNATURE BLOCK ON THE FOLLOWING PAGE]

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     IN  WITNESS WHEREOF, the parties have signed and delivered this Termination
Agreement  on  the  date  first  set  forth  above.


                                          FALCON NATURAL GAS CORP.

                                          By: /S/ Massimiliano Pozzoni
                                              -------------------------
                                          Name:  Massimiliano Pozzoni
                                          Title:  Vice-President


                                          CORNELL CAPITAL PARTNERS, LP

                                          BY:  YORKVILLE ADVISORS, LLC
                                          ITS:  GENERAL PARTNER

                                          By: /S/ Mark Angelo
                                              -------------------------
                                          Name  Mark Angelo
                                          Title:  Managing Member


                                          SOLELY WITH RESPECT TO THE PLACEMENT
                                          AGENT AGREEMENT:

                                          SLOAN SECURITIES CORPORATION

                                          By: /S/ James C. Ackerman
                                              -------------------------
                                          Name:  James C. Ackerman
                                          Title:  Chief Executive Officer

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